                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.___)

[X]  Filed by the Registrant
[_]  Filed by a Party other than the Registrant

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to 167;240.14a-12

                               Allin Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     1)  Title of each class of securities to which transaction applies:

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     2)  Aggregate number of securities to which transaction applies:

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     3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)  Proposed maximum aggregate value of transaction:

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     5)  Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

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     2)  Form, Schedule or Registration Statement No.:

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     3)  Filing Party:

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     4)  Date Filed:

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

                                                                    [LOGO] ALLIN

                               Allin Corporation
                             381 Mansfield Avenue
                                   Suite 400
                     Pittsburgh, Pennsylvania  15220-2751

                   Notice of Annual Meeting of Stockholders
                            To be held May 16, 2002



Dear Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Allin Corporation (the "Company") that will be held on Thursday, May 16, 2002 at 1:00 p.m. EDT, at the Company's headquarters at 381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania 15220, for the following purposes, as set forth in the accompanying proxy statement:

     1.  To elect six directors.

     2. To ratify the Board of Director's appointment of Hill, Barth & King LLC as independent public accountants for the Company for the year ending December 31, 2002.

     3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.


     The Board of Directors has established the close of business on April 5, 2002, as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting and any adjournment or postponement thereof.

     YOU ARE URGED TO REVIEW CAREFULLY THE ACCOMPANYING PROXY STATEMENT AND TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

     Your proxy may be revoked by you at any time before it has been voted. You are cordially invited to attend the annual meeting in person if it is convenient for you to do so.

       By order of the Board of Directors,



       Dean C. Praskach
       Secretary

April 8, 2002

                               Allin Corporation
                                Proxy Statement


General Information

     This proxy statement is provided to the stockholders of Allin Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 16, 2002, at 1:00 p.m., EDT, at the Company's headquarters at 381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania 15220, and any adjournments or postponements thereof. A form of proxy is enclosed for use at the annual meeting. Proxies properly executed and returned in a timely manner will be voted at the annual meeting in accordance with the directions specified therein. If no direction is indicated, they will be voted for the election of the nominees named herein as directors, for the ratification of the appointment of Hill, Barth & King LLC as the Company's independent accountants and, on other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. The person named as proxy was selected by the Board of Directors and is a present member of executive management of the Company.

     The Company's executive offices are located at 381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania 15220-2751, and its telephone number is (412) 928-8800. Proxy materials are first being mailed to stockholders beginning on or about April 12, 2002.

Shares Outstanding, Voting Rights and Vote Required

  Only stockholders of record at the close of business on April 5, 2002 are entitled to vote at the annual meeting. The only voting stock of the Company outstanding and entitled to vote at the annual meeting is as follows: its Common Stock, par value $.01 per share (the "Common Stock"), of which 6,967,339 shares were outstanding as of the close of business on April 5, 2002, and its Series G Convertible Redeemable Preferred Stock, par value $.01 per share (the "Series G Preferred Stock"), of which 150 shares were outstanding as of the close of business on April 5, 2002. The holders of Series G Preferred Stock are entitled to vote with the holders of Common Stock together as a single class on all matters submitted for a vote of the holders of Common Stock that do not require a separate class vote of the holders of Common Stock under the Company's Certificate of Incorporation or applicable law. Each share of Common Stock issued and outstanding is entitled to one vote on matters properly submitted at the annual meeting. Each share of Series G Preferred Stock issued and outstanding is entitled to 5,295 votes on matters properly submitted at the annual meeting.

  The presence, in person or by proxy, of the holders of shares of Common Stock and Series G Preferred Stock entitled to cast a majority of the votes on the matters to be presented at the annual meeting is necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions and properly executed broker non-votes are counted for purposes of determining the presence or absence of a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions are counted in tabulating votes cast on proposals presented to stockholders, whereas broker non-votes are not. Votes cast in person or by proxy at the annual meeting will be tabulated by the election inspector appointed for the meeting.

  Directors will be elected by a plurality of the votes of the shares present or represented by proxy at the annual meeting and entitled to vote on the election of directors. That is, the six nominees receiving the greatest number of votes will be elected. If a quorum is present, abstentions and broker non-votes will have no effect on the voting for the election of directors. Approval of the ratification of the appointment of independent public accountants for 2002 requires the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting. If a quorum is present, broker non-votes will have no effect on the voting for the ratification of the appointment of independent public accountants. However, abstentions will have the effect of a negative vote.

  Stockholders of record voting by proxy may revoke that proxy at any time before it is voted at the annual meeting by delivering written notice to the Secretary of the Company before the vote is taken at the annual meeting, by delivering a proxy bearing a later date before the vote is taken at the annual meeting or by attending the annual meeting in person and casting a ballot contrary to the previously granted proxy. Stockholders whose shares are held in "street name" by a broker and who have instructed the broker to vote the shares must follow the directions received from the broker as to how to change their vote. Stockholders whose shares are held in "street name" by a broker and who wish to vote in person at the annual meeting must first obtain a legal proxy from their broker.

  The Board of Directors recommends voting FOR the election of all nominees named herein to the Board of Directors or for a substitute nominee if any of the nominees named herein becomes unable or unwilling to serve and FOR the proposal to ratify the appointment of Hill, Barth & King LLC as the Company's independent public accountants for 2002. Proxies properly executed and returned in a timely manner will be voted at the annual meeting in accordance with the directions specified therein. If no direction is indicated, they will be voted FOR the election of the director nominees named herein, FOR the proposal to ratify the appointment of Hill, Barth & King LLC as the Company's independent public accountants for 2002 and, on other matters presented for a vote, in accordance with the judgment of the person acting under the proxy. The person named as proxy was selected by the Board of Directors.

                             Election of Directors
                                 (Proposal 1)

     The Board of Directors of the Company currently consists of six members, five of whom are non-employee directors. The Chairman and Chief Executive Officer of the Company is a member of the Board. All directors are elected for a one-year term and hold office until the next annual meeting of stockholders following election and until their successors are duly elected and qualified. All executive officers serve at the discretion of the Board and are elected by the Board each year.

     The persons named below have been designated by the Board of Directors as nominees for election as directors, for terms expiring at the 2003 Annual Meeting of Stockholders. All nominees currently serve as directors of the Company. Ages are given as of March 31, 2002.

     Richard W. Talarico, age 46, became Chairman of the Board and Chief Executive Officer of the Company in July 1996. He has also served as a director of the Company's subsidiary, Allin Interactive Corporation ("Allin Interactive"), since October 1994 and as Chairman of the Board and Chief Executive Officer of Allin Interactive since June 1996. Mr. Talarico has served Allin Interactive in various other capacities, including Vice President of Finance from October 1994 to October 1995, President from October 1995 to June 1996 and Chief Financial Officer, Secretary and Treasurer from October 1994 to June 1996. Mr. Talarico has served as an officer and director of the Company's other subsidiaries since their inception or acquisition by the Company. Since 1991, Mr. Talarico has been a partner in The Hawthorne Group (''THG''), where he has been involved in numerous business ventures and has served in various financial and operating capacities. THG is a private investment and management company which invests through affiliates primarily in media and communications companies. Mr. Talarico also serves as a director of Wexford Health Sources, Inc., a provider of health and rehabilitation-related services, and during 2001 served as a director of its affiliated companies, Longford Health Sources, Inc. and Galway Technologies, Inc.

     Brian K. Blair, age 39, became a director of the Company in July 1996. Mr. Blair also served as Chief Operating Officer and Secretary of the Company from July 1996 until his resignation from these positions in February 1998. Mr. Blair has served as a director of Allin Interactive since October 1994 and as a director of the Company's other subsidiaries since their inception or acquisition by the Company. Mr. Blair also served as Vice President of Administration and Operations of Allin Interactive from October 1994 until June
1996 and as its President from June 1996 until February 1998.   Mr. Blair served
as President of Blair Haven Entertainment, Inc, doing business as Commercial Downlink, a provider of cable and closed circuit television services, from 1989 to 1998. Mr. Blair currently serves as a director and President of Digital Media Corp., a video production and satellite communications company. In 1999, Mr. Blair founded Novair Media Corp., a niche market television media company, and serves as its Chief Executive Officer. Mr. Blair also currently is a director of Novair Media Corp. and Com-Tek Printing and Graphics, Inc., a commercial printing company.

     Anthony L. Bucci, age 53, became a director of the Company in August 1998. Mr. Bucci is Chairman and Chief Executive Officer of MARC USA, Pennsylvania's largest full-service marketing communications company. Mr. Bucci has served MARC USA in various capacities since 1970, including as President from September 1988 to February 1997, as Chief Executive Officer since March 1992 and as Chairman since February 1997. Mr. Bucci has supervised advertising and marketing for a range of clients in diverse industries, including specialty retailing, financial services, automotive, fashion, fast food, home centers, general merchandise and amusement parks.

     William C. Kavan, age 51, became a director of the Company in July 1996 and has served as a director of Allin Interactive since October 1994. Mr. Kavan has also served as a director of certain of the Company's other subsidiaries since their inception or acquisition by the Company. From 1980 to 2000, Mr. Kavan served as president of Berkely-Arm, Inc. (''Berkely''), the largest provider of revenue-generating passenger insurance programs for the cruise industry.

Berkely serves 25 cruise line clients, including Carnival, Costa, Cunard, NCL, P&O, Princess, Radisson and Royal Caribbean. Mr. Kavan currently serves as a director of ten privately held businesses in diverse industries, including restaurants, cleaning, digital photography, consumer products and insurance.

     James S. Kelly, Jr., age 51, became a director of the Company in August 1998. Mr. Kelly founded KCS Computer Services, Inc. ("KCS"), now Allin Consulting of Pennsylvania, Inc., a subsidiary of the Company ("Allin Consulting-Pennsylvania"), in 1985 and served as its President and Chief Executive Officer prior to its acquisition by the Company in August 1998. Following the acquisition of KCS, the Company appointed Mr. Kelly as a director of the Company. Mr. Kelly was responsible for setting strategic direction for KCS, oversight of all KCS operations and direction of its finance and administration function. Mr. Kelly has been involved in the information technology field for over 25 years.

     Anthony C. Vickers, age 52, became a Director of the Company in November 1999. Mr. Vickers founded IT Services Development ("ITSD") in 1998 and has served as principal of ITSD since its inception. ITSD is a management consulting firm that assists clients with projects ranging from strategic planning to acquisitions and customer satisfaction surveys. From 1996 to 1998, Mr. Vickers served as Chairman of the Information Technology Services Division of the Information Technology Association of America ("ITAA"), a technology industry association. Mr. Vickers currently serves as a director of ITAA. Mr. Vickers also currently serves as a member of advisory boards for several entities, including the University of Southern California Integrated Media Systems Center (since November 1999), Technology Empowerment, Inc. (since September 2000), Blue Crane, Inc. (since November 2001) and Make Corp. (since January 2002). Mr. Vickers founded Computer People, a public information technology services organization, in 1972 and served as its Chief Executive Officer and President until November 1995 and as a director until March 1998. Mr. Vickers served as a director of PC Tutor Corporation, which provided computer training services to small and medium-sized businesses, from 1998 to 2000. Mr. Vickers also served as a director of Computer Technology Associates, a provider of information technology services and E-government solutions to the federal and state governments, from January to October 2000, and as a member of the advisory board of Greenbrier & Russel, which specializes in E-business enabling, since August 1999.

     There are no family relationships among the Company's directors and executive officers. All directors hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers serve at the discretion of the Board of Directors.


                 The Board of Directors Recommends a Vote FOR
                   The Election of the Above Named Nominees


     If you do not wish your shares to be voted for particular nominees, you may so indicate on the proxy. If, for any reason, any of the nominees shall become unavailable for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitutes proposed by the Board of Directors, unless the Board of Directors should decide to reduce the number of directors to be elected at the annual meeting. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.


               Meetings and Committees of the Board of Directors

     The business affairs of the Company are managed under the direction of the Board of Directors. During 2001, the Company's Board of Directors held seven meetings and took action by unanimous written consent in lieu of meetings six times. In 2001, no incumbent director attended fewer than 75% of the total number of Board meetings and meetings of committees upon which he served during the period for which he served as a director.

     The Board of Directors has established two committees, the Audit Committee and the Compensation Committee. The Board has no standing nominating committee.

     The Audit Committee provides oversight of the financial reporting process and management's responsibility for the integrity, accuracy and objectivity of financial reports and accounting and financial reporting and practices. The Audit Committee has the power to recommend the retention of the independent public accountants for the Company and to consult with such independent accountants concerning the plan of audit, their report of audit and the adequacy of internal controls. The Audit Committee met independently five times during 2001.

     The Compensation Committee reviews and makes recommendations to the Board of Directors concerning the compensation and benefit policies and practices of the Company. The Compensation Committee is currently composed of two non-employee directors, Anthony L. Bucci and William C. Kavan. The Compensation Committee met independently four times during 2001.


                            Audit Committee Report


     The Audit Committee is currently composed of two non-employee directors, James S. Kelly, Jr. (Chairman) and Brian K. Blair. Each of Messrs. Kelly and Blair is "independent" as set forth in Nasdaq Marketplace Rule 4200. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was attached to last year's proxy statement relating to the Company's 2001 Annual Meeting of Stockholders.

     The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee discussed with Arthur Andersen LLP, the Company's auditors for the fiscal year ended December 31, 2001, any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Audit Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communications with Audit Committees," and discussed and reviewed the results of the independent auditors' examination of the financial statements.

     The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2001 with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements, and the independent auditors have the responsibility for the examination of those financial statements.

     Based on the above-mentioned review and discussion with management and the independent auditors, the Audit Committee recommended that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Audit Committee also recommended, and the full Board approved, the appointment of Hill, Barth & King LLC as the Company's independent auditors for the fiscal year ended December 31, 2002..

                                               Respectfully Submitted,

                                               James S. Kelly, Jr., Chairman
                                               Brian K. Blair

                              Executive Officers

     Information concerning Mr. Talarico, the Company's Chairman and Chief Executive Officer, is included above in the biographic summaries of the nominees for director. Information with regard to the remaining executive officer of the Company who is not also a director follows:

  Dean C. Praskach, age 44, has held the positions of Chief Financial Officer of the Company since May 1999, Secretary of the Company since March 1998 and Treasurer of the Company since July 1997. Mr. Praskach is the Company's principal financial and accounting officer. Mr. Praskach has also served the Company as Vice President-Finance since July 1997 and Director of Financial Planning from November 1996 to July 1997. Mr. Praskach served both the Company and The Hawthorne Group, a private investment and management company, in a consulting capacity from February 1995 until joining the Company. From September 1989 through July 1994, he was employed at First Westinghouse Capital Corporation in various positions, where he was involved in equity and mezzanine financing of leveraged acquisitions. Mr. Praskach has held the positions of Vice President-Finance and Treasurer of all of the

Company's subsidiaries since July 1997 or upon acquisition, if later, and was named Secretary of all of the Company's subsidiaries in March 1998 or upon acquisition, if later.


                            Executive Compensation


Summary Compensation Table

     The following table sets forth information concerning 1999, 2000 and 2001 compensation of the Chief Executive Officer and the other executive officer of the Company (collectively the "Named Executives").


                                                                                        Long Term
                                                                                        ---------
                                                       Annual Compensation           Compensation (2)
                                                       -------------------           ---------------

                                                                                         Securities
                                                                                         ----------
                                                                                         Underlying
                                                                                         ----------
  Name and Principal Position          Year         Salary ($)      Bonus ($) (1)       Options (#)
  ---------------------------          ----         ----------      -------------       -----------
Richard W. Talarico                    2001         $175,000            $50,000           75,000
   Chief Executive Officer             2000         $175,000              ---             25,000
                                       1999         $175,000              ---             60,000

Dean C. Praskach                       2001         $145,000            $25,000           30,000
   Chief Financial Officer,            2000         $140,625              ---              6,250
   Treasurer and Secretary             1999         $127,500              ---             28,750


(1)  Bonuses were earned in 2001, but paid in 2002.

(2) In 2001, stock appreciation rights related to an aggregate of 281,000 and 103,000 shares of Common Stock covered by options to purchase Common Stock granted prior to February 13, 2001 were granted to Mr. Talarico and Mr. Praskach, respectively. The stock appreciation rights granted to Mr. Talarico were pursuant to the terms of an employment agreement between Mr. Talarico and the Company entered into in January 2002. The term of the employment agreement was made retroactive to January 1, 2001 and, accordingly, the Company deems the stock appreciation rights to have been granted in 2001. During 2001, the employment agreement between the Company and Mr. Praskach was amended such that stock appreciation rights were granted. Such rights for each Named Executive will become effective in the event of termination of their employment, whether voluntary or involuntary, in conjunction with or within one year after the occurrence of a change in control of the Company, as defined in their respective employment agreements. For more information about the terms of the stock appreciation rights held by the Named Executives, see the discussion under "Employment Agreements" below.

Employment Agreements

     On January 10, 2002, the Company entered into a new employment agreement with Mr. Talarico, which was made effective as of January 1, 2001, with a term continuing through December 31, 2003. The new agreement replaced the prior employment agreement between the Company and Mr. Talarico, which lapsed on May 15, 2001. The annual salary as set forth in the new employment agreement is $175,000, subject to annual merit increases.

     During the term of the employment agreement, Mr. Talarico will be eligible to earn an annual bonus in accordance with an annual bonus program to be established for the Company by the Compensation Committee and approved by the Board of Directors. The payment of any annual bonus under any such program will be contingent upon the achievement of certain corporate and/or personal performance goals. The performance goals will be approved by the Board of Directors and are designed to enhance stockholder value. To be eligible for a bonus for a particular year, Mr. Talarico must be employed by the Company on the last day of the calendar year for which the bonus is earned unless cessation of employment is due to death, disability, as defined in the agreement, a change in control of the Company or the attainment of performance goals for that year prior to year end. In the event of death or disability, a pro-rated portion of any bonus due will be awarded based on the performance of the Company annualized as of the date of cessation of employment. In the event of a change in control of the Company, Mr. Talarico will receive a single sum payment of $225,000, except that in the event the Company sells a significant portion, but not all, of its assets, Mr. Talarico will receive a portion of such sum as determined by the Board of Directors. A change in control is defined in the employment agreement as a sale of all or substantially all of the Company's assets, a merger in which the Company is not the surviving corporation or when a person or group, other than the stockholders of the Company as of January 1, 2001, owns or controls 40% or more of the outstanding Common Stock. The Compensation Committee has not yet established the criteria for any annual bonus program for the remainder of the term of the employment agreement. The Board of Directors awarded a discretionary bonus of $50,000 to Mr. Talarico in respect of 2001 based on the Company's financial performance in the second half of 2001. The bonus was paid in February 2002.

     The employment agreement contains restrictive covenants prohibiting Mr. Talarico from competing with the Company or soliciting the Company's employees or customers for another business during the term of the agreement and for a period of two years after termination or the end of the employment term.

     The employment agreement provides that Mr. Talarico will be eligible to participate in the Company's various stock plans. The employment agreement with Mr. Talarico does not, however, specify any minimum number of options to be awarded during the term of the agreement. Options granted to Mr. Talarico prior to February 13, 2001 vested on May 15, 2001. In January 2001, Mr. Talarico was granted options to purchase 75,000 shares of the Company's Common Stock. The exercise price of $1.25 per share was based on market price of the Common Stock at the date of grant. There have been no options awarded to Mr. Talarico subsequent to the January 2001 award.

     The employment agreement also provides that should Mr. Talarico's employment by the Company be terminated without cause or in conjunction with or within one year after the occurrence of a change in control of the Company, Mr. Talarico will receive semi-monthly severance payments equal to the semi-monthly base salary payment which he was receiving immediately prior to such termination until the first anniversary of the date of termination. In the event of termination of employment, whether voluntary or involuntary, in conjunction with or within one year after the occurrence of a change in control of the Company, Mr. Talarico will also have the right to convert each of his vested options to purchase the Company's stock granted prior to February 13, 2001 into the right to receive cash in an amount equal to the difference between the fair market value of the stock on the date the right is exercised and the exercise price of the option from which the right was converted. The rights may be exercised at any time prior to the final expiration date of Mr. Talarico's options, notwithstanding the expiration of the options based on Mr. Talarico's termination prior to such expiration date. In addition, Mr. Talarico's options granted prior to February 13, 2001 will automatically convert into such rights immediately prior to the day such options would otherwise terminate based on termination of Mr. Talarico's employment without cause or in connection with a change in control of the Company.

     In June 2000, the Company entered into an employment agreement with Mr. Praskach, the term of which commenced June 23, 2000 and will continue through June 23, 2005. The Company and Mr. Praskach amended the employment agreement on February 13, 2001. Mr. Praskach's current annual salary is $145,000. The employment agreement permits annual merit increases to salary. Mr. Praskach is also eligible to receive a discretionary bonus for any annual period subject to approval by the Board of Directors. A discretionary bonus of $25,000 in respect of 2001 was awarded to Mr. Praskach based on the Company's financial performance in the second half of 2001. The bonus was paid in February 2002.

     The employment agreement contains restrictive covenants prohibiting Mr. Praskach from competing with the Company or soliciting the Company's employees or customers for another business during the term of the agreement and for a period of eighteen months after termination or the end of the employment term.

     Mr. Praskach is eligible to receive stock options as may be awarded from time to time and under terms similar to options awarded to other employees under the Company's stock plans. The employment agreement with Mr. Praskach does not, however, specify any minimum number of options to be awarded during the term of the agreement. Mr. Praskach was granted options to purchase 30,000 shares of the Company's Common Stock in January 2001. The exercise price of $1.25 per share was based on market price at the date of grant. Options granted to date to Mr. Praskach will vest, except as noted below, at a rate of 20% of each award on each of the first five anniversary dates of any award. Pursuant to the amendment to the employment agreement, options to acquire shares of Common Stock granted to Mr. Praskach under the Company's Stock Plans prior to February 13, 2001 will, if not already vested, vest on the date of a change in control of the Company, defined as a sale of all or substantially all of the Company's assets, a merger in which the Company is not the surviving corporation or when a person or group, other than the stockholders of the Company as of January 1, 2001, owns or controls 40% or more of the outstanding Common Stock.

     The employment agreement also provides that Mr. Praskach will be entitled to receive for up to one year following termination of employment by the Company without cause, semi-monthly severance payments equal to the semi-monthly base salary payment which he was receiving immediately prior to such termination until the earlier of the first anniversary of the termination or the date on which Mr. Praskach obtains other full-time employment. In the event of termination of employment, whether voluntary or involuntary, in conjunction with or within one year after the occurrence of a change in control of the Company, Mr. Praskach will also be entitled to receive a bonus equal to his annual base salary at the time of termination and will have the right to convert each of his vested options to purchase the Company's stock granted prior to February 13, 2001 into the right to receive cash in an amount equal to the difference between the fair market value of the stock on the date the right is exercised and the exercise price of the option from which the right was converted. The rights may be exercised at any time prior to the final expiration date of Mr. Praskach's options, notwithstanding the expiration of the options based on Mr. Praskach's termination prior to such expiration date. In addition, Mr. Praskach's options granted prior to February 13, 2001 will automatically convert into such rights immediately prior to the day such options would otherwise terminate based on termination of Mr. Praskach's employment in connection with a change in control of the Company.

Stock Plans

     In October 1996, the Board of Directors adopted the 1996 Stock Plan, and in April 1997 the Board of Directors adopted the 1997 Stock Plan, which was approved by the Company's stockholders in May 1997. The Board of Directors subsequently approved reissuance of forfeited option grants and restricted shares under the 1996 and 1997 Plans. In September 1998, the Board of Directors adopted the 1998 Stock Plan, which was approved by the Company's stockholders in December 1998. The Board of Directors subsequently approved reissuance of forfeited shares under the 1998 Plan. In February 2000, the Board of Directors adopted the 2000 Stock Plan, which was approved by the Company's stockholders in May 2000. All of the plans provide for awards of stock options, stock appreciation rights, restricted shares and restricted units to officers and other employees of the Company and its subsidiaries and to consultants and advisors (including non-employee directors) of the Company and its subsidiaries. The plans are administered by the Board of Directors which has broad discretion to determine the individuals entitled to participate in the plans and to prescribe conditions (such as the completion of a period of employment with the Company following an award). The Compensation Committee is responsible for making recommendations to the Board of Directors concerning executive compensation, including the award of stock options.

     The number of shares that may be awarded under the Company's 1996, 1997, 1998 and 2000 stock plans are 266,000, 300,000, 375,000 and 295,000, respectively.  As of December 31, 2001, 42,199, 75,790, 126,860 and 87,250
shares remained available for future grants under the 1996, 1997, 1998 and 2000 Plans, respectively.


Option Grants in Last Fiscal Year

  The following table provides information concerning stock options granted to the Named Executives during 2001.

                                                             Individual Grants                                     Grant Date Value
                                                             -----------------                                     -----------------
                             Number of                  % of Total
                             ---------                  -----------
                            Securities              Securities Granted
                            -----------             -------------------
                         Underlying Grants            to Employees in            Exercise or Base     Expiration      Grant Date
                        -------------------           ---------------            ----------------     ----------      -----------
      Name                                              Fiscal Year                Price ($/sh)          Date      Present Value $
      ----                                              -----------                ------------          ----      ---------------
Richard W. Talarico           75,000 (1) (4)                 30.1 %                     $1.25           1/5/08        $79,500 (3)
Dean C. Praskach              30,000 (2) (4)                 12.0 %                     $1.25           1/5/08        $31,800 (3)

(1) Under the terms of the Company's current and prior employment agreements with Mr. Talarico, the options to acquire shares of Common Stock granted to Mr. Talarico vested on May 15, 2001.

(2) Under the terms of the Company's current employment agreement with Mr. Praskach, these options granted to Mr. Praskach will vest at a rate of 20% on each of the first five anniversary dates of the award, or earlier if not already vested, on the date of a change in control of the Company, defined as a sale of all or substantially all of the Company's assets, a merger in which the Company is not the surviving corporation or when a person or group, other than the stockholders of the Company as of January 1, 2001, owns or controls 40% or more of the outstanding Common Stock. For more information about the terms of the options held by Mr. Praskach, see the discussion under "Employment Agreements" above.

(3) The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions for 2001 grants to Named Executives.

      Risk-free interest rate            4.9 %
      Expected dividend yield            0.0 %
      Expected life of options             7 yrs.
      Expected volatility rate         102.0 %

    No adjustments were made for non-transferability or risk of forfeiture.

(4) Pursuant to the Company's current employment agreements with Messrs. Talarico and Praskach, each Named Executive will have the right to convert each of his vested options granted prior to February 13, 2001, including vested portions of the options shown in the table, into the right to receive cash in an amount equal to the difference between the fair market value of the stock on the date the right is exercised and the exercise price of the associated option from which the right was converted. Each stock appreciation right becomes effective only upon conversion of the associated option held by the Named Executives in the event of a change in control of the Company (as defined in the respective employment agreements discussed above) and the respective option holder's termination of employment, whether voluntary or involuntary, in conjunction with or within one year of a change in control of the Company. Each right may be exercised at any time prior to the final expiration date of the associated option notwithstanding the expiration of the option based on the Named Executive's termination. The exercise prices of the stock appreciation rights are identical to the exercise prices of the options that would be converted, if any. There is uncertainty as to whether the events that could result in conversion of the Named Executives' options into stock appreciation rights will occur at all or when they may occur. Due to these factors, no present values can be determined for stock appreciation rights separate from those estimated for the associated options. The various exercise prices and expiration dates with respect to the stock appreciation rights held by the Named Executives are as follows:

                          Stock Appreciation
           Name               Rights (#)       Exercise Price    Expiration Date

    Richard W. Talarico        21,000                $15.00             11/6/03
                              100,000                $ 4.50              6/1/05
                               60,000                $ 3.25              3/1/06
                               15,000                $ 4.50              1/3/07
                               10,000                $ 1.91              8/8/07
                               75,000                $ 1.25              1/5/08

    Dean C. Praskach            5,000                $15.00             11/6/03
                                2,000                $ 7.50             11/3/04
                                7,500                $ 4.50             11/3/04
                               23,500                $ 4.38             6/25/05
                               18,750                $ 3.25              3/8/06
                               10,000                $ 4.81            11/11/06
                                6,250                $ 4.00             2/16/07
                               30,000                $ 1.25              1/5/08

Fiscal Year End Option and Related Stock Appreciation Right Values

     The following table and its notes provide information concerning stock options and related stock appreciation rights held by the Named Executives at December 31, 2001. No options or related stock appreciation rights were exercised in 2001.

                          Number of Securities Underlying          Value of Unexercised In-the-Money
                          -------------------------------          ----------------------------------
                      Unexercised Options at Fisacal Year End         Options at Fiscal YearEnd(1)
                      ----------------------------------------     ----------------------------------

       Name                   Exercisable       Unexercisable        Exercisable        Unexercisable
       ----                   -----------       -------------        ------------       -------------
Richard W. Talarico             281,000                 ---                 ---                  ---
Dean C. Praskach                 39,450              63,550                 ---                  ---

(1) Based on the December 31, 2001 closing price per share of Common Stock of $0.09, as quoted on the OTC Bulletin Board, and the various option exercise prices per share, none of the options were in-the-money at December 31, 2001. The stock appreciation rights related to the options included in this table held by the Named Executives will only become effective upon conversion of the options. Accordingly, none of the stock appreciation rights were exercisable as of December 31, 2001. Since the exercise prices of the stock appreciation rights are identical to the exercise prices of the associated options, none of the stock appreciation rights were in-the-money at December 31, 2001.

Long-Term Incentive and Defined Benefit Plans

     The Company does not have any long-term incentive or defined benefit plans.

Report of the Compensation Committee of the Board on Executive Compensation

     The Compensation Committee is responsible for making recommendations to the Board of Directors concerning executive compensation, including base salaries, bonuses and awards of stock options and other forms of incentive compensation. Anthony L. Bucci and William C. Kavan are currently members of the Compensation Committee. The Compensation Committee met independently four times during 2001.

     The Company's compensation policies are intended to attract and retain people necessary to grow the business on a long-term basis, to encourage the creation and appreciation of stockholder value by providing incentives to employees to act as stockholders accountable for their own actions and the overall success of the Company, to link compensation levels to business results and to maintain an appropriate balance between base salary and short-and long-term compensation.

     In determining the compensation of the Company's Chief Executive Officer and its other executive officers, factors taken into account include the Company's performance under business conditions prevailing in the Company's lines of business, contributions made by, or expected to be made by, the specific executive officer, the business area for which such person is responsible and the compensation for other executives having similar background and experience.

     The basic elements of each executive officer's 2001 compensation were salary and incentive compensation in the form of a cash bonus and options to purchase shares of the Company's Common Stock under the Company's stock plans. Executive officers are eligible to receive annual bonus payments, which the Compensation Committee believes should be tied to both short and long-term performance of the Company as well as financial performance for stockholders. The Compensation Committee believes that the current level of salary compensation for the Company's executive officers is below the level of other comparable companies in similar stages of development. Although the price of the Company's Common Stock suffered during 2001, at least in part, due to the removal of the Common Stock from the NASDAQ National Market, the Compensation Committee recommended and oversaw the payment of cash bonuses to the senior executives of the Company for the first time since the Company's inception in 1996. The Committee believes the cash bonuses were warranted based on the substantial backlog of work the Company was able to add during 2001, the financial results the Company produced during the last two quarters of 2001 and the superior service provided by these executives in periods prior to 2001, during which time no bonuses were paid to the executives.

     It is the Committee's intention to continue to utilize forms of compensation for the Company's executive officers that favor long-term incentives so that such executives may benefit from any increase in the value of the

Common Stock along with the Company's other stockholders. The Compensation Committee believes that stock options provide an additional incentive to executives to continue in the service of the Company.

     Mr. Talarico became Chief Executive Officer of the Company at the time of its formation in July 1996. Although an Employment Agreement Mr. Talarico entered into in 1998 called for an increase in his annual base salary to $225,000 at the end of 1999, this increase was declined by Mr. Talarico at that time due to his belief that at the Company's stage of development at the end of 1999, the resources were better utilized elsewhere. Mr. Talarico entered into a revised Employment Agreement in January 2002, which was made effective as of January 1, 2001, under which Mr. Talarico received a base salary of $175,000 during 2001 and is entitled to annual merit increases. Mr. Talarico received a cash bonus payment of $50,000 in February 2002, which was recorded by the Company in December 2001. Mr. Talarico was granted options to purchase 75,000 shares of the Company's Common Stock in January 2001 and, effective May 15, 2001, these options were fully vested. The option awards were granted giving consideration to Mr. Talarico's contributions to the Company, including making substantial progress in the effort to refocus the Company toward solutions-oriented information technology consulting services, greatly expanding the prospects of the Company's Interactive Media Solutions Area and maintaining the Company's revenue base at a time when the largest segment of the Company's revenue was declining substantially due to market conditions. Although Mr. Talarico's previous Employment Agreement called for option grants covering 100,000 shares on each of January 1, 1999 and January 1, 2000, the number of options available under the Company's 1996, 1997, 1998 and 2000 Stock Plans was not deemed to be sufficient to allow for these grants in conjunction with the grants awarded, and planned for award, to the Company's other employees.
Options to purchase a total of 70,000 shares of the Company's Common Stock were awarded to the other two persons who served as executive officers of the Company for all or a portion of 2001. Of these options, 40,000 have subsequently been retired and 30,000 are to vest 20% each year beginning on the first anniversary of the date of the grant.

     All employees of the Company and its subsidiaries, in addition to the Company's executive officers, are eligible to participate in the Company's 1996 Stock Plan, 1997 Stock Plan, 1998 Stock Plan and 2000 Stock Plan. As of April 1, 2002, 39 employees of the Company and its subsidiaries were participants under these plans.

                                         Compensation Committee:
                                         Anthony L. Bucci
                                         William C. Kavan

Compensation of Directors

     Since approval of the Company's 2000 Stock Plan in May 2000, the Company's practice has been such that at the commencement of each year of service, each non-employee director is entitled to receive an option to acquire 5,000 shares of Common Stock at an exercise price equal to the closing price of the Common Stock on the date of the grant. The option grant will vest on the first anniversary of the date of the grant if the individual is serving as a director on that date. Under the Company's prior practice, the non-employee directors of the Company had been entitled to receive, at the conclusion of each year of service, an automatic grant of an immediately exercisable option to acquire 5,000 shares of Common Stock at an exercise price per share equal to the closing price of the Common Stock for the date on which the options were granted. For the first year following this change in the Company's practice, non-employee directors received, in conjunction with the anniversary of their service as a director, an immediately exercisable option grant related to the completed year of service and an option grant vesting in one year related to the commencement of the new year of service as a director.

     On February 14, 2001, Mr. Blair received an immediately exercisable grant to acquire 5,000 shares of Common Stock and a grant to acquire 5,000 shares of Common Stock vesting one year from date of grant, both at the exercise price of $1.56 per share. The Board of Directors deferred award of options throughout the remainder of 2001 as non-employee directors' service anniversaries were reached due to the low prices of the Company's Common Stock. However, once all of the non-employee directors had reached a service anniversary, the Board of Directors approved the customary award of options to non-employee directors. On February 7, 2002, Messrs. Blair, Bucci, Kavan, Kelly and Vickers each received a grant to acquire 5,000 shares of Common Stock, vesting one year from date of grant, at the exercise price of $0.18 per share.

     Non-employee directors of the Company receive $2,500 for each Board of Directors meeting attended and $500 for each separate committee meeting attended on a date on which no full board meeting is held. Directors of the Company who are also employees do not receive additional compensation for attendance at Board and committee meetings, except that all directors are reimbursed for out-of-pocket expenses in connection with attendance at Board and committee meetings.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consists of William C. Kavan and Anthony L.
Bucci.

     Mr. Kavan, a director and stockholder of the Company, also has been a director and stockholder of PhotoWave, Inc. ("PhotoWave"), an entity that performs digital photography services, since 1998. Allin Digital Imaging Corp., a subsidiary of the Company ("Allin Digital"), had a non-controlling equity interest in PhotoWave from March 1998 to June 2000, when it sold all of the common shares it held in PhotoWave to Mr. Kavan. Richard W. Talarico, Chairman and Chief Executive Officer of the Company and a director and executive officer of each of the Company's subsidiaries, served as a director of PhotoWave from 1998 to 2000. Allin Digital and PhotoWave are also parties to a commission-based referral agreement under which PhotoWave earns commissions for referral of customers to Allin Digital. Commissions are based on a percentage of gross revenue. During the fiscal year ended December 31, 2001, PhotoWave earned approximately $2,000 in commissions under this agreement. The operations of Allin Digital were discontinued during 2001.

     On December 29, 2000, Mr. Kavan, Mr. Talarico, Henry Posner, Jr. and Thomas
D. Wright, who each beneficially owns greater than five percent of the Company's Common Stock, and Dean C. Praskach, an executive officer of the Company, purchased 10, 10, 113, 10 and 2 shares, respectively, of the Company's Series G Convertible Redeemable Preferred Stock at a purchase price of $10,000 per Series G preferred share. In conjunction with the purchase of the Series G shares, Messrs. Kavan, Talarico, Posner, Wright and Praskach also received warrants to purchase 57,142, 57,142, 645,710, 57,142 and 11,428 shares of the Company's
Common Stock, respectively, at $1.75 per common share. If the Company does issue any shares of Common Stock upon conversion of the Series G preferred stock or upon exercise of the warrants, the holders of such shares, including Messrs. Kavan, Talarico, Posner, Wright and Praskach will have certain rights to require the Company to register the shares for resale under the Securities Act of 1933, as amended (the "Securities Act"). The Series G Preferred Stock currently accrues dividends a the rate of eight percent of the liquidation value thereof ($10,000 per share) per annum compounded on a quarterly basis. The Company paid all such dividends in respect to 2001.

     Each of Messrs. Posner, Kavan, Talarico and Wright own shares of Series D preferred stock and related warrants. Messrs. Posner, Kavan, Talarico and Wright own 1,500, 750, 300 and 200 shares of the Company's Series D Convertible Redeemable Preferred Stock, respectively. If the Company does issue any shares of Common Stock upon conversion of the Series D preferred stock or upon exercise of the warrants, the holders of such shares, including Messrs. Posner, Kavan, Talarico and Wright will have certain rights to require the Company to register the shares for resale under the Securities Act. The Series D preferred stock currently accrues dividends at the rate of six percent of the liquidation value thereof ($1,000 per share) per annum compounded on a quarterly basis. The Company paid all such dividends in respect to 2001.

     Each of Messrs. Posner, Kavan, Talarico and Wright own shares of the Company's Series C Redeemable Preferred Stock, which shares are not convertible into Common Stock. Series C preferred stock currently accrues dividends at the rate of eight percent of the liquidation value thereof ($100 per share) per annum compounded on a quarterly basis. To date, the Company has not paid any such dividends.

                             Performance Comparison

     The following graph compares the cumulative total return on the Company's Common Stock, the Nasdaq Stock Market Index and an index of Nasdaq Computer & Data Processing Services Stocks for the period from December 31, 1996 to December 31, 2001. The graph and chart assume that $100 was invested on December 31, 1996, in each of the Company's Common Stock, the Nasdaq Stock Market index and the index of Nasdaq Computer & Data Processing Services Stocks, with dividends, if any, reinvested. Closing prices at the end of each period are used. The total stockholder returns are not necessarily indicative of future returns.

                                    [GRAPH]

                     Dec 31, 1996  Dec 31, 1997  Dec 31, 1998  Dec 31, 1999  Dec 31, 2000  Dec 31, 2001
Allin Corporation         $100.00       $ 19.87       $ 19.87       $ 25.64       $  6.41       $  0.46
Common Stock
(1)(3)

The Nasdaq Stock          $100.00       $122.48       $172.68       $320.89       $193.01       $153.15
Market Index
(2)(3)

Index of Nasdaq           $100.00       $122.87       $219.20       $481.81       $221.85       $178.69
Computer & Data
Processing Services
Stocks (2)(3)

(1) Based on the closing price of the Company's Common Stock on the last trading day of December 1996, 1997, 1998, 1999, 2000 and 2001.
(2) Based on the closing price of the respective index on the last trading day of December 1996, 1997, 1998, 1999, 2000 and 2001.
(3) Return assumes that all dividends are reinvested. The Company has never paid any dividends on its Common Stock.

                Security Ownership of Certain Beneficial Owners

     The following table presents certain information as of March 15, 2002 as to the beneficial ownership of the Common Stock of the Company by each person or entity who is known to the Company to beneficially own more than five percent of the Common Stock. Except as indicated, the persons named have sole voting and investment power with respect to all shares shown as being beneficially owned by them. The percentages in the table are rounded to the nearest tenth of a percent.

                                    Amount and Nature of
                                    --------------------
Name and Address of Stockholder    Beneficial Ownership(1)  Percent of Class (1)
-------------------------------    -----------------------  --------------------

Henry Posner, Jr. (2)                     6,622,518                 54.6%
381 Mansfield Avenue, Suite 500
Pittsburgh, PA  15220

Emanuel J. Friedman (3)                   1,622,277                 23.3%
1001 19th Street North
Arlington, VA  22209

James S. Kelly, Jr. (4)                   1,557,816                 22.3%
2406 Oak Hurst Court
Murrysville, PA  15668

Friedman, Billings, Ramsey Group,         1,527,277                 21.9%
Inc. and Orkney Holdings, Inc. (5)
1001 19th Street North
Arlington, VA  22209

Richard W. Talarico (6)                     868,838                 11.2%
381 Mansfield Avenue, Suite 400
Pittsburgh, PA  15220

William C. Kavan (7)                        842,740                 10.9%
117 Brixton Road
Garden City, NY 11530

Thomas D. Wright (8)                        469,459                  6.3%
381 Mansfield Avenue, Suite 500
Pittsburgh, PA  15220

     (1) The number of shares and the percent of the class in the table and these notes to the table have been calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and assume, on a stockholder by stockholder basis, that each stockholder has converted all securities owned by such stockholder that are convertible into Common Stock at the option of the holder currently or within 60 days of March 15, 2002, and that no other stockholder so converts. Each share of Series D Convertible Redeemable Preferred Stock may currently be converted into 276 shares of Common Stock. Each share of Series F Convertible Redeemable Preferred Stock may currently be converted into 508 shares of Common Stock. Each share of Series G Convertible Redeemable Preferred Stock may currently be converted into 28,571 shares of Common Stock. The number of shares of Common Stock that may be acquired on conversion of one share of any series of preferred stock does not include any fraction of a share of Common Stock as no fractional shares may be issued upon conversion. The aggregate numbers of shares of Common Stock that may be acquired by any individual upon conversion of any series of preferred stock do cumulate fractional shares, but exclude any remaining fractional share. Prior to any conversion, the holders of Series G preferred stock are entitled to 5,295 votes per share, and, generally, such stockholders will vote together with the holders of the Common Stock as a single class. Warrants issued in August 1998 and December 2000 may be exercised to purchase Common Stock at $4.25 and $1.75 per common share, respectively. Information is provided in the footnotes below for each holder as to the number of shares included in the table for conversion of securities.

(2) Includes 1,370,420 shares of Common Stock held by Mr. Posner and 101,000 shares held in a trust and a family foundation of which Mr. Posner and his wife are trustees and with respect to which shares Mr. Posner shares voting and investment power. Does not include 1,000 shares owned by Mr. Posner's wife and 2,000 shares held by trusts of which Mr. Posner's wife is a trustee. Includes 998,655 shares of Common Stock which may be acquired by exercise of warrants. Mr. Posner owns 1,500 shares of Series D Convertible Redeemable Preferred Stock. The number of shares indicated includes 415,225 shares of Common Stock for conversion of the Series D preferred stock. Mr. Posner owns 1,000 shares of Series F Convertible Redeemable Preferred Stock. The table includes 508,647 shares of Common Stock for conversion of the Series F preferred stock. Mr. Posner owns 113 shares of Series G Convertible Redeemable Preferred Stock. The table includes 3,228,571 shares of Common Stock for conversion of the Series G preferred stock.

(3) As reported on Schedule 13G/A filed with the Securities and Exchange Commission (the "SEC") on February 14, 2002, Mr. Friedman has sole voting and dispositive power with respect to 95,000 of these shares. Mr. Friedman may be deemed to indirectly beneficially own and share voting and dispositive power with respect to 1,527,277 shares directly owned by Friedman, Billings, Ramsey Group, Inc. ("FBRG") by virtue of his control position as Chairman and Chief Executive Officer of FBRG. Mr. Friedman disclaims beneficial ownership of such shares. The number of shares assumes that there has been no change in the number of shares beneficially owned from the number of shares reported as being beneficially owned in the
     Schedule 13G/A.

(4) Includes 1,542,816 shares of Common Stock held by Mr. Kelly and 15,000 shares of Common Stock which may be acquired by exercise of options.

(5) As reported on Schedule 13G/A filed with the SEC on February 13, 2002, Friedman, Billings, Ramsey Group, Inc. has sole voting and dispositive power with respect to the shares indicated. Each of Eric F. Billings, Emanuel J. Friedman and Orkney Holdings, Inc., a wholly-owned subsidiary of FBRG, share voting and dispositive power with respect to the shares. The number of shares assumes that there has been no change in the number of shares beneficially owned from the number of shares reported as being beneficially owned in the Schedule 13G/A.

(6) Includes 87,347 shares of Common Stock held by Mr. Talarico. Includes 4,000 shares of Common Stock held by Mr. Talarico's son who shares the same household. Includes 281,000 shares of Common Stock which may be acquired by exercise of options within sixty days of March 15, 2002. Includes 127,732 shares of Common Stock which may be acquired by exercise of warrants. Mr. Talarico owns 300 shares of Series D preferred stock. The table includes 83,045 shares of Common Stock for conversion of the Series D preferred stock. Mr. Talarico owns 10 shares of Series G preferred stock. The table includes 285,714 shares of Common Stock for conversion of the Series G preferred stock.

(7) Includes 90,800 shares of Common Stock held by Mr. Kavan. Includes 25,000 shares of Common Stock which may be acquired by exercise of options within sixty days of March 15, 2002 and 233,614 shares of Common Stock which may be acquired by exercise of warrants. Mr. Kavan owns 750 shares of Series D preferred stock. The table includes 207,612 shares of Common Stock for conversion of the Series D preferred stock. Mr. Kavan owns 10 shares of Series G preferred stock. The table includes 285,714 shares of Common Stock for conversion of the Series G preferred stock.

(8) Includes 24,181 shares of Common Stock held by Mr. Wright, but does not include 174,000 shares held by Mr. Wright's spouse, 5,000 shares in her own name, and 169,000 shares as trustee for various trusts. Includes 104,201 shares of Common Stock which may be acquired by exercise of warrants. Mr. Wright owns 200 shares of Series D preferred stock. The number of shares includes 55,363 shares of Common Stock for conversion of the Series D preferred stock. Mr. Wright owns 10 shares of Series G preferred stock. The number of shares includes 285,714 shares of Common Stock for conversion of the Series G preferred stock.

                       Security Ownership of Management

  The following table presents certain information as of March 15, 2002 as to the beneficial ownership of the Common Stock of the Company by (i) each director and Named Executive and (ii) all directors and executive officers as a group. Except as indicated, the persons named have sole voting and investment power with respect to all shares shown as being beneficially owned by them. The percentages in the table are rounded to the nearest tenth of a percent.

                                                         Amount and Nature of
                   Name of Stockholder                 Beneficial Ownership (1)   Percent of Class (1)
                   -------------------                 ------------------------   -------------------
    Richard W. Talarico (2)                                    868,838                  11.2 %
    381 Mansfield Avenue, Suite 400
    Pittsburgh, PA  15220

    Dean C. Praskach (3)                                       119,022                   1.7 %
    381 Mansfield Avenue, Suite 400
    Pittsburgh, PA  15220

    Brian K. Blair                                             159,570                   2.3 %
    2498 Monterey Court
    Weston, FL  33327

    Anthony L. Bucci                                            18,500                     *
    4 Station Square
    Suite 500
    Pittsburgh, PA  15219

    William C. Kavan (4)                                       842,740                  10.9 %
    117 Brixton Road
    Garden City, NY  11530

    James S. Kelly, Jr.                                      1,557,816                  22.3 %
    2406 Oak Hurst Court
    Murrysville, PA  15668

    Anthony C. Vickers                                          10,000                     *
    1212 Via Zumaya
    Palos Verdes Estates, CA  90274

    All directors and executive officers, as a group
     (7 persons)                                             3,576,486                  41.2 %

*  Less than one percent

 (1) The number of shares and the percent of the class in the table and these notes to the table have been calculated in accordance with Rule 13d-3 under the Exchange Act, and assume, on a stockholder by stockholder basis, that each stockholder has converted all securities owned by such stockholder that are convertible into Common Stock at the option of the holder currently or within 60 days of March 15, 2002, and that no other stockholder so converts. The numbers and percentages of shares owned assume that options that are currently exercisable or exercisable within sixty days of March 15, 2002 had been exercised as follows: Mr. Talarico - 281,000 shares; Mr. Praskach - 50,450 shares; Mr. Kavan - 25,000 shares; Messrs. Blair, Bucci and Kelly - 15,000 shares each; Mr. Vickers - 10,000 shares; and all directors and executive officers as a group - 411,450 shares. The number of shares of the Company's outstanding Common Stock held directly by directors and executive officers is as follows: Mr. Talarico - 87,347 shares; Mr. Blair - 144,570 shares; Mr. Bucci - 3,500 shares; Mr. Kavan - 90,800 shares and Mr. Kelly - 1,542,816 shares. Each share of Series D Convertible Redeemable Preferred Stock may currently be converted into 276 shares of the Common Stock. Each share of Series G Convertible Redeemable Preferred Stock may currently be converted into 28,571 shares of Common Stock. The number of shares of Common Stock that may be acquired on conversion of one share of any series of preferred stock does not include any fraction of a share of Common Stock as no fractional shares may be issued upon conversion. The aggregate numbers of shares of Common Stock that may be acquired by any individual upon conversion of any series of preferred stock do cumulate fractional shares, but exclude any remaining fractional share. Prior to any conversion, the holders of Series G preferred stock are entitled to 5,295 votes per share, and, generally, such stockholders will vote together with the holders of the Common Stock as a single class. Warrants issued in August 1998 and December 2000 may be exercised to purchase Common Stock at $4.25 and $1.75 per common share, respectively. Information is provided in the footnotes below for each holder as to the number of shares included in the table for conversion of securities other than options for which information is given above in this footnote.

  (2) Includes 4,000 shares of Common Stock held by Mr. Talarico's son who shares the same household. Includes 127,732 shares of Common Stock which may be acquired by exercise of warrants. Mr. Talarico owns 300 shares of Series D preferred stock, representing 10.9% of the Series D preferred stock outstanding. The table includes 83,045 shares of Common Stock for conversion of the Series D preferred stock. Mr. Talarico owns 10 shares of Series G preferred stock, representing 6.7% of the Series G preferred stock outstanding. The table includes 285,714 shares of Common Stock for conversion of the Series G preferred stock. Mr. Talarico also owns 588 shares of the Company's Series C Redeemable Preferred Stock, representing 2.4% of the Series C preferred stock outstanding.

  (3) In cludes 11,429 shares of Common Stock which may be acquired by exercise of warrants. Mr. Praskach owns 2 shares of Series G preferred stock, representing 1.3% of the Series G preferred stock outstanding. The table includes 57,143 shares of Common Stock for conversion of the Series G preferred stock.

  (4) Includes 233,614 shares of Common Stock which may be acquired by exercise of warrants. Mr. Kavan owns 750 shares of Series D preferred stock, representing 27.3% of the Series D preferred stock outstanding. The table includes 207,612 shares of Common Stock that may be acquired upon conversion of the Series D preferred stock. Mr. Kavan owns 10 shares of Series G preferred stock, representing 6.7% of the Series G preferred stock outstanding. The table includes 285,714 shares of Common Stock for conversion of the Series G preferred stock. Mr. Kavan also owns 10,000 shares of the Company's Series C preferred stock, representing 40.0% of the Series C preferred stock outstanding.


Certain Relationships and Related Transactions


Arrangements Involving the Former Sole Stockholder of Allin Consulting-
California

     Les D. Kent, a beneficial holder of greater than five percent of the Company's Common Stock during 2001 and formerly the President of the Company, held during 2001 all of the 1,000 outstanding shares of the Company's Series F Convertible Redeemable Preferred Stock with a liquidation value of $1,000 per share. On March 14, 2002, Mr. Kent sold all of the outstanding shares of the Series F preferred stock to Henry Posner, Jr., a beneficial holder of greater than five percent of the Company's outstanding Common Stock. The Series F preferred stock was issued on May 31, 1999, in exchange for a reduction in the principal balance of a promissory note related to the acquisition of Allin Corporation of California, a subsidiary of the Company ("Allin Consulting-California"), of $1,000,000. Mr. Kent was the sole stockholder of Allin Consulting-California prior to the acquisition. The Series F preferred stock accrues dividends at the rate of 7% of the liquidation value thereof per annum. Dividends of approximately $70,000 were paid in 2001.

     The Company also has an outstanding note, with a principal balance of $1,000,000, related to the Company's acquisition of Allin Consulting-California. This was due to Mr. Kent during 2001, but was also sold by him to Mr. Posner on March 14, 2002. The promissory note provides for interest at the rate of 7% per annum. The principal balance of the promissory note is due April 15, 2005. Interest payments during 2001 were approximately $74,000.

     In October 2000, Allin Consulting-California sold rights to perform technical support services under certain contracts to Progent Corporation ("Progent"). Mr. Kent has an ownership interest in Progent. The sale was effective for services performed subsequent to December 31, 2000. Allin Consulting-California earns percentages of certain revenue realized by Progent during the period from January 1, 2001 through December 31, 2005, including fifteen percent of the contractual backlog for services remaining to be performed for contracts in place as of December 31, 2000, ten percent of any additional revenue derived from clients with contracts in place as of December 31, 2000, and five percent of any revenue earned from certain former clients of Allin Consulting-California, as specified in the agreement. During 2001, Allin Consulting-California recognized revenue of approximately $54,000 associated with this agreement.

Lease

     Effective February 1, 1997, the Company entered into a five-year lease for office space with Executive Office Associates ("EOA"). The aggregate rental payment under this lease was approximately $290,000 during the fiscal year ended December 31, 2001. Henry Posner, Jr. and two of Mr. Posner's sons and his spouse each own an indirect equity interest in EOA. As of December 31, 2001, minimum lease commitments were approximately $23,000 for January 2002, the final month of the lease. The Company believes that rental payments under the long-term lease were on terms as favorable to the Company as could have been obtained from an unrelated party. The lease expired on January 31, 2002. Management believed the Company's Pittsburgh-based operations could effectively utilize a smaller space due to staff reductions in 2001. The Company's landlord has agreed to permit the Company to continue to occupy its present space on a month-to-month basis until such time as the landlord identifies an alternate tenant for the Company's space. At that time, the Company will likely move to smaller space within the same building more commensurate with its needs. The Company's rent expense has been reduced by approximately 51% under the new arrangement reflecting both its reduced requirements for space and current real estate market conditions. Management believes the new arrangement benefits both parties as the Company has benefited from a rent reduction while deferring the cost and inconvenience of moving while the landlord has deferred the costs associated with build out of new space for the Company.

Services and Products Provided to Related Parties

     During the fiscal year ended December 31, 2001, Allin Consulting-Pennsylvania and Allin Network Products, Inc., a subsidiary of the Company, provided computer network consulting services to The Hawthorne Group, Inc. ("Hawthorne"). Richard W. Talarico, a director, executive officer and beneficial owner of greater than five percent of the Company's Common Stock, is an officer of, and has an ownership interest in, Hawthorne. Mr. Posner, two of Mr. Posner's sons, and Thomas D. Wright, a beneficial holder of greater than five percent of the Company's Common Stock, are shareholders of Hawthorne. Fees charged Hawthorne were approximately $40,000 for the fiscal year ended December 31, 2001. The Company believes its fees are on terms substantially similar to those offered unrelated parties.

     See "Executive Compensation" under the sub-heading "Compensation Committee Interlocks and Insider Participation" for additional information on transactions with related parties.


     Proposal to Ratify the Appointment of Independent Public Accountants
                                 (Proposal 2)

     The Board of Directors has selected Hill, Barth & King LLC to serve as the independent public accountants to examine the financial statements of the Company and its subsidiaries for the year ending December 31, 2002.

     On March 29, 2002, the Company dismissed the accounting firm of Arthur Andersen LLP as independent accountants for the Company for the current fiscal year ending December 31, 2002. The decision to change accountants was recommended by the Audit Committee of the Company's Board of Directors and was approved by the Company's full Board of Directors. The accountant's reports on the financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, or a qualification regarding audit scope or accounting principles. In connection with the audit for the most recent two fiscal years and since such time, there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. In addition, no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K (17 C.F.R.
(S)229.304(a)(1)(v)) ("Reportable Events"), occurred during such period. In general, such Reportable Events relate to situations in which the accountant has raised unresolved issues relating to the fairness or reliability of the financial statements or of management's representations or to the scope of the audit.

     On April 4, 2002, the Company engaged the accounting firm of Hill, Barth & King LLC as independent accountants for the Company for the current fiscal year ending December 31, 2002. This engagement was recommended by the Audit Committee of the Company's Board of Directors and was approved by the Company's full Board of Directors. During the Company's two most recent fiscal years and since that time, neither the Company nor anyone acting on its behalf has consulted Hill, Barth & King LLC regarding the application of accounting principles to any transaction or the type of audit opinion that might be rendered on the Company's financial statements, and there have been no disagreements with Hill, Barth & King LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. In addition, no Reportable Events occurred during such period.

     A representative of Hill, Barth & King LLC is expected to be present at the annual meeting for the purpose of making a statement, should he so desire, and to respond to appropriate questions. A representative of Arthur Andersen LLP is not expected to be present in person or available by telephone at the annual meeting.

     If the stockholders should not ratify the appointment of Hill, Barth & King LLC, the Audit Committee of the Board of Directors will investigate the reasons for rejection by the stockholders and the Board of Directors will reconsider the appointment.

Audit Fees

     The aggregate fees billed for professional services rendered by Arthur Andersen LLP for the audit of the Company's annual financial statements for the year ended December 31, 2001 and the review of the financial statements included in the Company's quarterly reports on Form 10-Q filed with the Securities and Exchange Commission during 2001 were approximately $94,000.

Financial Information Systems Design and Implementation Fees

     Arthur Andersen LLP performed no services and billed no fees related to operating or supervising the operation of the Company's information systems or local or wide area networks or for designing or implementing the Company's financial information management systems during 2001.

All Other Fees

     The aggregate fees billed for other services rendered to the Company by Arthur Andersen LLP during 2001 were approximately $74,000, including tax preparation and advisory services and audit services performed for the Company related to its 401(k) plan.

Auditor Independence

     The Audit Committee of the Board of Directors believes that the non-audit services provided by Arthur Andersen LLP were compatible with maintaining auditor's independence. None of the time devoted by Arthur Andersen LLP on its engagement to audit the Company's financial statements for the year ended December 31, 2001, or any of the other engagements on which it worked during the calendar year 2001, is attributable to work performed by persons other than Arthur Andersen LLP employees.


                 The Board of Directors Recommends a Vote FOR
     The Proposal to Ratify the Appointment of Hill, Barth & King LLC as
   The Company's Independent Accounts for the Year Ending December 31, 2002.

Other Information


Director Nominees

     The Board of Directors will consider stockholder's recommendations for nominees for election to the Board of Directors. Generally such nominations must be submitted in writing to the Secretary of the Company at the Company's principal offices at least 60 days but not more than 90 days before an annual meeting, and the notice must provide information as required by the Company's By-laws. A copy of these By-law requirements will be provided upon request in writing to the Secretary at the principal offices of the Company. This requirement does not affect the deadline for submitting stockholder proposals for inclusion in the proxy statement, nor does it apply to questions a stockholder may wish to ask at the meeting.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and any person who beneficially owns more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the Company's Common Stock and other equity securities. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on the review of the copies of such reports and written representations that no other reports were required during or with respect to the year ended December 31, 2001, all such Section 16(a) filing requirements were met, except that Henry Posner, Jr., a significant stockholder, did not file a year end report and filed one late report, both with respect to the same transaction in which 1,000 shares of Common Stock were transferred for no consideration by a trust of which Mr. Posner was a trustee to a trust of which he is not a trustee.


Annual Report

     The Company has enclosed its Annual Report for the year ended December 31, 2001 with this proxy statement, which includes the Company's 2001 Annual Report to the SEC on Form 10-K, without exhibits. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.


Stockholder Proposals for the 2003 Annual Meeting

     Any proposals of stockholders intended to be presented at the 2003 Annual Meeting of Stockholders must be received by the Company, 381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania 15220-2751, no later than December 9, 2002 in order to be included in the proxy materials for such meeting. It is suggested that a proponent submit any proposal by Certified Mail - Return Receipt Requested to the Secretary of the Company. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Company's 2003 proxy materials.

     Any stockholder proposal that is not submitted for inclusion in the proxy materials for the 2003 Annual Meeting of Stockholders, but is instead sought to be presented directly at the 2003 annual meeting must be submitted in writing to the Secretary of the Company at the Company's principal offices no later than February 15, 2003, and the notice must provide information as required by the Company's By-laws. A copy of these By-law requirements will be provided upon request in writing to the Secretary at the principal offices of the Company.


Other Matters

     The Board does not intend to present, and does not have any reason to believe that others will present, any item of business at the annual meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly brought before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

Solicitation of Proxies

     All costs and expenses of this solicitation, including the cost of preparing and mailing this proxy statement will be borne by the Company. In addition to the use of the mails, certain directors, officers and regular employees of the Company may solicit proxies personally, or by mail, telephone, facsimile, or otherwise, but such persons will not be compensated for such services. Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the soliciting materials to each beneficial owner of stock held of record by them, and the Company will reimburse them for their expenses in doing so. The Company has engaged National City Bank to coordinate the solicitation of proxies by and through such holders. The anticipated cost of such services is approximately $2,500 plus reimbursement of expenses.



     By order of the Board of Directors,



     Dean C. Praskach
     Secretary
     April 8, 2002

PROXY                           ALLIN CORPORATION                          PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  Dean C. Praskach, with power of substitution, is hereby authorized to vote all stock of Allin Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Allin Corporation to be held on Thursday, May 16, 2002, and at any postponements or adjournments thereof as follows:

1. Election of Directors:
                FOR all nominees listed below   WITHHOLD AUTHORITY to
                (except as marked to the contrary below)
                                                vote for all nominees listed
                [_]                             below

                                                [_]
 Nominees: Richard W. Talarico, Brian K. Blair, Anthony L. Bucci, William C.
        Kavan, James S. Kelly, Jr. and Anthony C. Vickers

        A vote FOR all nominees is recommended by the Board of Directors

Instructions: To withhold authority for an individual nominee, draw a line through his name.

2. Ratification of appointment of Independent Public Accounts

   FOR   [_]                      AGAINST   [_]             ABSTAIN   [_]

              A vote FOR is recommended by the Board of Directors

3. In their discretion, on such other business as may properly come before the meeting.

                            CONTINUED ON OTHER SIDE

                           CONTINUED FROM OTHER SIDE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSAL 2.
                                                   Please sign this proxy
                                                   exactly as your name
                                                   appears below. When shares
                                                   are held by joint tenants,
                                                   both should sign. When
                                                   signing as attorney,
                                                   executor, administrator,
                                                   trustee or in another
                                                   representative capacity,
                                                   please give full title as
                                                   such. If a corporation,
                                                   please sign in full
                                                   corporate name by the
                                                   president or other
                                                   authorized officer. If a
                                                   partnership, please sign
                                                   in partnership name by an
                                                   authorized person.

                                                   Date                 ,
                                                   2002
                                                      --------------------

                                                   ---------------------------
                                                   (Signature)
                                                   ---------------------------
                                                   (Signature, if held
                                                   jointly)
    Please Mark, Sign, Date, and Return this Proxy Card Promptly Using the
                              Enclosed Envelope.